Exhibit 99.1

NEWS FOR RELEASE: 4/27/2006, 4:00pm ET                  CONTACT:  Lee Brown
                                                        (719) 481-7213
                                                        lee.brown@ramtron.com

                      RAMTRON REPORTS FIRST-QUARTER 2006
                               FINANCIAL RESULTS

COLORADO SPRINGS, CO - April 27, 2006 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading supplier of nonvolatile ferroelectric random access memory (FRAM) and integrated semiconductor products, today reported its financial results for the first quarter ended March 31, 2006.

Revenue for the first quarter increased 20% to $9.6 million, compared with $8.0 million for the same quarter of 2005. First-quarter loss from continuing operation under generally accepted accounting principles (GAAP) was $80,000, or a loss of $0.00 per share (basic and diluted), compared with a loss from continuing operation of $681,000, or a loss of $0.03 per share (basic and diluted), for the same quarter a year earlier. Non-GAAP income from continuing operation, which excludes stock-option expense and amortization of purchased IP, for the first quarter of 2006 was $289,000, or $0.01 per share (basic). Reconciliation between GAAP income from continuing operation and non-GAAP income from continuing operation is provided in a table following the Non-GAAP Consolidated Statements of Operations.

Effective January 1, 2006, Ramtron adopted SFAS 123(R), "Share-Based Payment," and recorded a non-cash, stock-based compensation charge of $290,000 that is recorded directly in research and development, and selling, general and administrative expenses.

"Overall FRAM product revenue grew 22% year-over-year and our integrated product line revenue grew almost 250%," commented Bill Staunton, Ramtron's CEO. "Second quarter is building well and positioned for growth as we anticipate design wins from 2005 to ramp and continue to drive product revenue throughout the year."

By target market, Ramtron's first quarter sales were as follows: metering (52% of sales), computing and information systems (25% of sales), automotive (17% of sales), and industrial, scientific and medical and other (6% of sales). The company's regional sales mix was a follows: Asia Pacific (30% of sales), Americas (26% of sales), Japan (24% of sales), and Europe (20% of sales).

"Products acquired through our recent acquisition of Goal Semiconductor began generating revenue during the first quarter," Staunton continued. "High-Voltage D-to-A Converter (HVDAC) deliveries to a division of Kodak and our microcontrollers began contributing revenue during the quarter. We expect HVDAC sales to continue to strengthen, and we have two exciting products scheduled for introduction during the second quarter, including the world's first FRAM-enhanced 8051 microcontroller."

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
First-Quarter Product Highlights:
--------------------------------

  -  Total product revenue was $9.2 million, up 23% from the year-ago quarter

  - Product gross margin was 54%, compared with 41% for the year-ago quarter, which included an inventory write-down provision of $872,000

  - Core FRAM product sales, which exclude sales to ENEL, increased 24% to $7.5 million, or 82% of total FRAM product revenue, compared with $6.1 million, or 81% of total FRAM product revenue, for the year-ago quarter. Sales to ENEL were $1.6 million.

First-Quarter Integrated Semiconductor Product Highlights:
---------------------------------------------------------

  - Integrated product revenue, which includes FRAM Processor Companion, HVDAC and microcontroller sales, increased 244% to $957,000, or 10% of product revenue, compared with $278,000, or 5% of total FRAM product revenue, for the year-ago quarter

  - The company previewed the VRS51L2xxx, its first new microcontroller product. The VRS51L2xxx contains the same instruction set as standard 8051 microcontrollers but its speed allows it to compete with 16-bit microcontrollers, but at a lower price.

Business Outlook
----------------

The following statements are based on Ramtron's current expectations of results for continuing operation in the second quarter of 2006. These statements are forward looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

  - Total product revenue for the second quarter ending June 30, 2006, is currently anticipated to be between $9.0 million and $10.0 million

  - Other revenue for the second quarter, including license and development fees and royalties, is expected to be approximately $300,000

  - Gross margin for the second quarter is currently anticipated to be between 48% and 52%; operating expenses are expected to be between $4.8 million and $5.2 million

  - Stock-option expense for the second quarter is anticipated to be approximately $325,000, and amortization of purchased IP is anticipated to be approximately $80,000

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
  - Revenue projections are based on, among other things, assumptions that FRAM product orders, including the rate of shipments to Ramtron's customers, will conform to management's current expectations. Costs and expenses fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products.

Conference Call
---------------

Ramtron management's teleconference today will be webcast live on the corporate website. Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts. The company plans to extend the Q&A session by inviting questions from individual investors, who will enter them from their personal computers or handheld devices. As time permits, management will read selected questions aloud to the teleconference audience and then respond accordingly.

How to Participate
------------------

Ramtron First-Quarter 2006 Results Teleconference
April 27, 2006 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at (706) 645-9291, code #7973621.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Non-GAAP Financial Measures
---------------------------

In this release, the presentation of non-GAAP data is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles (GAAP), and the company's non-GAAP disclosures are not presented in accordance with GAAP and are not intended to be used in lieu of the GAAP presentation of results of operations. Non-GAAP financial measures are presented because management believes they provide additional useful information to investors with respect to the performance of Ramtron's fundamental business activities. Non-GAAP financial measures should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is income from continuing operation and has provided a reconciliation of non-GAAP to GAAP income from continuing operation in this press release.

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
Cautionary Statements
---------------------

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin, and operating expenses for the second quarter of 2006. Also, statements indicating that the second quarter is positioned for growth, 2005 design wins are expected to ramp and drive product revenue in 2006, HVDAC sales are expected to grow, and the timing of microcontroller product announcements are forward looking. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products and the products of ENEL; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; the foundry partner's timely ability to successfully manufacture products for Ramtron; the foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; and the risk factors listed from time to time in Ramtron's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports filed during 2005. SEC-filed documents are available at no charge at the SEC's website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

                       (financial statements attached)

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
                       RAMTRON INTERNATIONAL CORPORATION
                      FIRST-QUARTER FINANCIAL HIGHLIGHTS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per-share amounts)
                                   (Unaudited)

                                                      Three Months Ended
                                                  ---------------------------
                                                   March 31,        March 31,
                                                     2006             2005
                                                  ----------       ----------
Revenue:
   Product sales                                    $ 9,225          $ 7,493
   License and development fees                         213              179
   Royalties                                            176              231
   Customer-sponsored research and development           --              125
                                                    --------         --------
                                                      9,614            8,028
                                                    --------         --------
Costs and expenses:
   Cost of product sales exclusive of
     provision for inventory write-off                4,263            3,572
   Provision for inventory write-off                     --              872
   Research and development                           2,554            1,704
   Customer-sponsored research and development           --              166
   Sales and marketing                                1,371            1,168
   General and administrative                         1,337              952
                                                    --------         --------
                                                      9,525            8,434
                                                    --------         --------
Operating income (loss) from continuing operation        89             (406)

Interest expense, related party                          --              (81)
Interest expense, other                                (170)            (210)
Other income, net                                        11               16
                                                    --------         --------
Loss from continuing operation
  before income tax provision                           (70)            (681)
Income tax provision                                    (10)              --
                                                    --------         --------
Loss from continuing operation                          (80)            (681)
Loss from discontinued operations                        --              (42)
                                                    --------         --------
Net loss                                            $   (80)         $  (723)
                                                    ========         ========
Net loss per common share:
   Basic:
     Loss from continuing operation                 $ (0.00)         $ (0.03)
     Loss from discontinued operations                   --            (0.00)
                                                    --------         --------
     Total                                          $ (0.00)         $ (0.03)
                                                    ========         ========

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
   Diluted:
     Loss from continuing operation                 $ (0.00)         $ (0.03)
     Loss from discontinued operations                   --            (0.00)
                                                    --------         --------
     Total                                          $ (0.00)         $ (0.03)
                                                    ========         ========
Weighted average common shares outstanding:
   Basic                                             24,388           22,415
                                                    ========         ========
   Diluted                                           24,388           23,415
                                                    ========         ========

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
                      RAMTRON INTERNATIONAL CORPORATION
                     FIRST-QUARTER FINANCIAL HIGHLIGHTS
                 NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per-share amounts)
                                    (Unaudited)

                                                      Three Months Ended
                                                  ---------------------------
                                                   March 31,        March 31,
                                                     2006             2005
                                                  ----------       ----------
Revenue:
   Product sales                                    $ 9,225          $ 7,493
   License and development fees                         213              179
   Royalties                                            176              231
   Customer-sponsored research and development           --              125
                                                    --------         --------
                                                      9,614            8,028
                                                    --------         --------
Costs and expenses:
   Cost of product sales exclusive of
     provision for inventory write-off                4,263            3,572
   Provision for inventory write-off                     --              872
   Research and development                           2,395(1)(2)      1,704
   Customer-sponsored research and development           --              166
   Sales and marketing                                1,342(1)         1,168
   General and administrative                         1,156(1)           952
                                                    --------         --------
                                                      9,156            8,434
                                                    --------         --------
Operating income (loss) from continuing operation       458             (406)

Interest expense, related party                          --              (81)
Interest expense, other                                (170)            (210)
Other income, net                                        11               16
                                                    --------         --------
Income (loss) from continuing operation
  before income tax provision                           299             (681)
Income tax provision                                    (10)              --
                                                    --------         --------
Income (loss) from continuing operation                 289             (681)
Loss from discontinued operations                        --              (42)
                                                    --------         --------
Net income (loss)                                   $   289          $  (723)
                                                    ========         ========

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Net income (loss) per common share:
   Basic:
     Income (loss) from continuing operation        $  0.01          $ (0.03)
     Loss from discontinued operations                   --            (0.00)
                                                    --------         --------
     Total                                          $  0.01          $ (0.03)
                                                    ========         ========
Weighted average common shares outstanding:
   Basic                                             24,388           22,415
                                                    ========         ========
---------

(1)  Includes stock option expense
(2)  Includes amortization of purchased IP

See reconciliation table on following page for specific amounts.

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

                       RECONCILIATION OF FIRST-QUARTER 2006
                    GAAP INCOME (LOSS) (3) TO NON-GAAP INCOME (3)
                              (Amounts in thousands)

                                   As reported GAAP   Stock option   Amortization of   Non-GAAP
                                   income (loss) (3)   expense (1)   purchased IP (2)  income (3)
                                   -----------------  ------------   ----------------  ----------
Total revenue:                        $ 9,614                                           $ 9,614
                                      --------                                          --------
Operating expenses
   Cost of product sales              $ 4,263                --                --       $ 4,263
   Research and development             2,554               (80)              (79)        2,395
   Sales and marketing                  1,371               (29)               --         1,342
   General and administrative           1,337              (181)               --         1,156
                                      --------          --------          --------      --------
Total operating expenses              $ 9,525           $  (290)          $   (79)      $ 9,156
                                      --------          --------          --------      --------
Operating income from
  continuing operation                $    89                                           $   458
                                      ========                                          ========
Interest expense, other                  (170)                                             (170)
Other income                               11                                                11
                                      --------                                          --------
Income (loss) from continuing
  operation before income tax
  provision                           $   (70)                                          $   299
Income tax provision                      (10)                                              (10)
                                      --------                                          --------
Income (loss) from continuing
  operation                           $   (80)                                          $   289
                                      ========                                          ========

(3) from continuing operation

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
                          CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                   (Unaudited)

                                                    March 31,    December 31,
                                                      2006           2005
                                                   ----------    ------------
ASSETS

Current assets:
   Cash and cash equivalents                        $ 2,681         $ 3,345
   Accounts receivable, net                           6,556           6,234
   Inventories                                        7,676           7,118
   Other current assets                                 687             857
                                                    --------        --------
Total current assets                                 17,600          17,554

Property, plant and equipment, net                    4,762           4,732
Goodwill, net                                         2,029           2,008
Intangible assets, net                                8,143           8,310
Other assets                                            162             212
                                                    --------        --------
Total assets                                        $32,696         $32,816
                                                    ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                   3,870           3,841
   Accrued liabilities                                1,195           1,084
   Deferred revenue                                   1,090           1,142
   Current portion of long-term debt                  1,361           1,354
                                                    --------        --------
Total current liabilities                             7,516           7,421

Long-term deferred revenue                            3,583           3,764
Long-term debt                                        6,885           7,137
                                                    --------        --------
Total liabilities                                    17,984          18,322

Stockholders' equity                                 14,712          14,494
                                                    --------        --------
                                                    $32,696         $32,816
                                                    ========        ========

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